UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	001-49713 (Commission File Number)	98-351796 (I.R.S. Employer Identification No.)
46A, avenue JF Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
     On December 1, 2005, the Compensation Committee of the Board of Directors of Accenture Ltd approved grants of performance-based restricted share units of Accenture Ltd Class A common shares to a number of its executive officers, including the named executive officers listed below. These grants were made pursuant to Accenture’s Key Executive Performance Share Program, which is administered under the Accenture Ltd 2001 Share Incentive Plan. The Key Executive Performance Share Program is part of Accenture’s previously announced initiative to expand the use of equity in the form of restricted share units for its senior executives, relative to cash or stock options, both as rewards at the time of promotion and to more accurately align and recognize performance.
     The awarded grants may vest, in whole or in part, at the end of Accenture’s fiscal year ending August 31, 2008. The vesting schedule for the award is based on the achievement of certain targets for the period starting on September 1, 2005 and ending on August 31, 2008 (the “Performance Period”), and vests based on two different sets of performance criteria. Up to 25% of the award will vest, in whole or in part, based upon Accenture’s total shareholder return, as compared to a representative group of companies during the Performance Period. The remaining 75% of the award will vest, in whole or in part, based upon the achievement of operating income targets by Accenture for the Performance Period. If dividends are declared on Accenture Ltd Class A common shares while the restricted share units are outstanding, the number of restricted share units to be granted will be adjusted to reflect the payment of such dividends.
     On December 1, 2005, Accenture Ltd’s named executive officers received the following grants of performance-based restricted share units of Accenture Ltd Class A common shares:

Name and Position	Restricted Share Unit Award($)
William D. Green	$6,028,949
Chief Executive Officer
Mark Foster	$1,884,047
Chief Executive — Products Operating Group
Karl-Heinz Flöther	$1,884,047
Chief Executive — Technology & Delivery Group
Diego Visconti	$1,884,047
Chief Executive — Communications & High Tech Group
     Mr. Green received an award of 206,896 restricted share units and each of Mssrs. Foster, Flöther and Visconti received an award of 64,655 restricted share units. The value of these awards, listed in the table above, was based on the last reported closing price for the Accenture Ltd Class A common shares on December 1, 2005.
Item 9.01 Financial Statements and Exhibits.
     (c)   Exhibits.
4.1 Form of performance-based RSU grant for senior executives under Accenture’s Key Executive Performance Share Program, administered pursuant to the Accenture 2001 Employee Share Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 7, 2005

ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
Name:	Douglas G. Scrivner